INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
American Century Municipal Trust:


We consent to the use of our report dated July 7, 1997 included in your registration statement.

/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Kansas City, Missouri
August 26, 1998

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
American Century Municipal Trust:

We have audited the accompanying statements of changes in net assets of American Century-Benham Tax-Free Money Market Fund, American Century-Benham Intermediate-Term Tax-Free Fund, American Century-Benham Long-Term Tax-Free Fund, American Century-Benham Arizona Intermediate-Term Municipal Fund, American Century-Benham Florida Municipal Money Market Fund, American Century-Benham Florida Intermediate-Term Municipal Fund, (six of the Funds comprising American Century Municipal Trust) for the ten years ended May 31, 1997 for the American Century-Benham Tax-Free Money Market Fund, the American Century-Benham Intermediate-Term Tax-Free Fund, and the American Century-Benham Long-Term Tax-Free Fund, and for the three years ended May 31, 1997 and the period April 11, 1994 (inception) through May 31, 1994 for the American Century-Benham Arizona Intermediate-Term Municipal Fund, the American Century-Benham Florida Municipal Money Market Fund, and the American Century-Benham Florida Intermediate-Term Municipal Fund. The statements of changes in net assets and the financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on the statements of changes in net assets and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the financial highlights referred to above present fairly, in all material respects, the changes in net assets of American Century-Benham Tax-Free Money Market Fund, American Century-Benham Intermediate-Term Tax-Free Fund, American Century-Benham Long-Term Tax-Free Fund, American Century-Benham Arizona Intermediate-Term Municipal Fund, American Century-Benham Florida Municipal Money Market Fund, and American Century-Benham Florida Intermediate-Term Municipal Fund for the year ended May 31, 1997, and the financial highlights for the periods stated in the first paragraph above, in conformity with generally accepted accounting principles.


/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Kansas City, Missouri
July 7, 1997